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                                                                     EXHIBIT 3.7

                             CERTIFICATE OF RESTATED

                            ARTICLES OF ORGANIZATION

                                       OF

                                 EISNERFAST LLC

             Under Section 214 of the Limited Liability Company Law

          FIRST: The name of the limited liability company is EisnerFast LLC (the "Company").

          SECOND: The date of filing of the articles of organization of the Company is January 22, 2004.

          THIRD: The articles of organization are hereby restated with amendment to effect one or more of the amendments authorized by the New York Limited Liability Company Law, to wit:

          (A) Paragraph 1 of the Articles of Organization, stating the name of the Company; and

          (B) Paragraph 4 of the Articles of Organization, stating the post-office address to which the Secretary of State shall mail a copy of any process against the Company served upon him; and

          (C) Paragraph 5 of the Articles of Organization, dealing with the management of the Company by the sole member of the Company; and

          (D) Paragraph 6 of the Articles of Organization, dealing with the membership of the Company.

          The text of the articles of organization is hereby restated as amended to read as follows:

                            ARTICLES OF ORGANIZATION

                                       OF

                      SS&C FUND ADMINISTRATION SERVICES LLC

             Under Section 203 of the Limited Liability Company Law


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          FIRST: The name of the limited liability company is SS&C Fund
Administration Services LLC (the "Company"). The name under which the Company was formed is EisnerFast LLC.

          SECOND: The principal office of the Company is to be located in New York County.

          THIRD: The Company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

          FOURTH: The Secretary of State is designated as agent of the Company upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Company served upon him or her is c/o SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, attn: Stephen V. R. Whitman.

          FIFTH: The Company is to be managed by the sole member.

          SIXTH: The sole member of the Company is SS&C Technologies, Inc.

          SEVENTH: No member of the Company shall have any liability in such capacity for any debts, obligations, or liabilities of the Company.

          IN WITNESS WHEREOF, this certificate has been subscribed this 17th date of November, 2005, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                        SS&C Technologies, Inc.
                                        Sole Member


                                        By: /s/ Stephen V.R. Whitman
                                            ------------------------------------
                                            Authorized Person
                                            Senior Vice President and General
                                            Counsel


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                CERTIFICATE OF RESTATED ARTICLES OF ORGANIZATION

                                       OF

                                 EISNERFAST LLC

             Under Section 214 of the Limited Liability Company Law

Filed by: Mark Devine c/o Wilmer Cutler Pickering Hale and Dorr LLP
          (Name)
          60 State Street
          (Mailing address)
          Boston, MA 02109
          (City, State and Zip code)


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